THIRD AMENDMENT TO PARTICIPATION AGREEMENT

THIS THIRD AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 16th day of August, 2013, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”), DAVIS VARIABLE ACCOUNT FUND, INC. (the “Fund”), DAVIS SELECTED ADVISERS, L.P. (the “Adviser”), DAVIS DISTRIBUTORS, LLC (the “Distributor”), collectively the Parties, and GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK, formerly known as FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A-NY”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

RECITALS

WHEREAS, GWL&A, GWLA-NY, the Fund, the Adviser and the Distributor are parties to a Fund Participation Agreement dated December 16, 2004, as amended (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add an additional Separate Account to the Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

All references to the “Account” now include the COLI VUL-14 Series Account (GWL&A).

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 16th day of August, 2013.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker

Name:	Ron Laeyendecker
Title:	Senior Vice President
Date:	9-18-2013

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY OF NEW YORK

By its authorized officer,

By:	/s/ Susan Gile

Name:	Susan Gile
Title:	V.P. Individual Markets
Date:	9-18-2013

DAVIS VARIABLE ACCOUNT FUND, INC.

By its authorized officer,

By:	/s/ Kenneth C. Eich

Name:	Kenneth C. Eich
Title:	Executive Vice President
Date:	August 16, 2013

DAVIS SELECTED ADVISERS, L.P.

By its authorized officer,

By:	/s/ Kenneth C. Eich

Name:	Kenneth C. Eich
Title:	Chief Operating Officer
Date:	August 16, 2013

DAVIS DISTRIBUTORS, LLC

By its authorized officer,

By:	/s/ Kenneth C. Eich

Name:	Kenneth C. Eich
Title:	President
Date:	August 16, 2013

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